Exhibit 10.4

EXECUTION VERSION

OMNIBUS TERMINATION AGREEMENT

This OMNIBUS TERMINATION AGREEMENT (this “Agreement”), dated as of October 23, 2023, is entered into by and among (i) Light & Wonder, Inc., a Nevada corporation (“Parent”), (ii) SciPlay Corporation, a Nevada corporation (the “Company”) and (iii) the Affiliates of each of Parent and the Company identified as parties to the Affiliate Agreements.

RECITALS

WHEREAS, on August 8, 2023, Parent, Bern Merger Sub, Inc., a Nevada corporation and a wholly owned Subsidiary of Parent, and the Company entered into that certain Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”); and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the parties hereto desire to terminate, contingent upon and effective as of the Effective Time, each of the agreements set forth in Schedule I hereto (collectively, the “Affiliate Agreements”), without any continuing obligations or liabilities as of the Effective Time.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.              Termination. Each of the parties hereto acknowledges and agrees, with respect to those Affiliate Agreements to which such Person is a party, that, with effect as of and contingent upon the Effective Time, each such Affiliate Agreement and any other agreement, document or instrument executed and delivered in connection with any such Affiliate Agreements shall be automatically terminated and cancelled in full without further action by any Person, without survival of any provision thereunder, and shall no longer have any force or effect between, and discharged without any obligation, responsibility, right, cost, expense, penalty or liability to, Parent and its Subsidiaries, on the one hand, and the Company and its Subsidiaries, on the other hand, notwithstanding any provision to the contrary that may be contained therein. Each of the parties hereto agrees that prior to the Effective Time, it will pay all amounts due and payable prior to the Effective Time under the Affiliate Agreements; provided that, notwithstanding anything herein or in the License Agreement (as defined in Schedule I hereto) to the contrary, each of the parties hereto party to the License Agreement agrees that no break fee under Section 5.4(b) of the License Agreement shall be payable as a result of the termination of the License Agreement pursuant to this Agreement. To the extent necessary to effect the foregoing, each of the Parties shall cause its respective Affiliates that are not parties to this Agreement but that are parties to any Affiliate Agreements or any other agreement, document or instrument executed and delivered in connection with any such Affiliate Agreements to execute joinders hereto with effect as of and contingent upon the Effective Time.

2.              Waiver of Notice. Each of the parties hereto hereby waives any notice or similar requirement set forth in any Affiliate Agreement to which it is a party in connection with the termination of such Affiliate Agreement pursuant to Section 1 of this Agreement.

3.              Representations and Warranties. The termination under Section 1 is made without recourse, representation or warranty, express or implied.

4.              Further Assurances. Following the Effective Time, upon reasonable request, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

5.              Merger Agreement. Nothing in this Agreement, express or implied, is intended to or shall be construed to supersede, modify, replace, amend, rescind, waive, expand or limit in any way the rights of the parties under, and the terms of, the Merger Agreement (including the Exhibits and Schedules thereto and the other documents develivered pursuant thereto).

6.              Definitions. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement.

7.              Headings. The headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.              Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and permitted assigns.

9.              Amendments and Waivers. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party against whom such amendment or waiver shall be enforced. No failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

10.            No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

11.            Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

12.            Consent to Jurisdiction.

(a)  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, City of New York, for the purpose of any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or the actions of any party hereto in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such Proceeding may be heard and determined exclusively in the federal and state courts located in the Borough of Manhattan, City of New York.

(b)  Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to this Agreement and the transactions contemplated hereby, on behalf of itself or its property, by personal delivery of copies of such process to such party, and nothing in this Section 12 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law, (ii) consents to submit itself to the personal jurisdiction of the federal and state courts located in the Borough of Manhattan, City of New York in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the federal court located in the Borough of Manhattan, City of New York (or if (but only if) the federal court located in the Borough of Manhattan, City of New York, shall be unavailable, the state courts located in the Borough of Manhattan, City of New York). Each party hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment. The consents to jurisdiction and venue set forth in this Section 12 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto.

13.            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 13.

14.            Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the transactions contemplated hereby are fulfilled as originally contemplated to the fullest extent possible.

15.            Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or the actions of any party in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York (except that the provisions of the Laws of the State of Nevada shall govern to the extent such Laws are otherwise mandatorily applicable to this Agreement and the transactions contemplated hereby).

16.            Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LIGHT & WONDER, INC.

By:	/s/ James Sottile
Name: James Sottile
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

[Signature Page to Omnibus Termination Agreement]

LIGHT AND WONDER INTERNATIONAL, INC.

By:	/s/ James Sottile
Name: James Sottile
Title: Secretary and Treasurer

[Signature Page to Omnibus Termination Agreement]

LNW SOCIAL HOLDING COMPANY I, LLC

By:	LNW Social Holding Company II, LLC, its sole member

By:	Light and Wonder International, Inc., its sole member

By:	/s/ James Sottile
Name: James Sottile
Title: Secretary and Treasurer

[Signature Page to Omnibus Termination Agreement]

LNW GAMING, INC.

By:	/s/ James Sottile
Name: James Sottile
Title: Authorized Signatory

[Signature Page to Omnibus Termination Agreement]

SCIPLAY CORPORATION

By:	/s/ Joshua J. Wilson
Name: Joshua J. Wilson
Title: Chief Executive Officer

[Signature Page to Omnibus Termination Agreement]

Management Person of SCIPLAY GAMES, LLC

SciPlay Parent Company, LLC, its sole member

By:	SciPlay Corporation, its sole manager

By:	/s/ Joshua J. Wilson
Name: Joshua J. Wilson
Title: Chief Executive Officer

[Signature Page to Omnibus Termination Agreement]

SCHEDULE I

Affiliate Contracts

1.	Registration Rights Agreement, dated as of May 7, 2019, by and among the Company, LNW Social Holding Company I, LLC (as successor in interest to SG Social Holding Company I, LLC and SG Social Holding Company, LLC) and such other persons from time to time party thereto

2.	License Agreement, dated as of May 7, 2019, by and between LNW Gaming, Inc. (as successor in interest to Bally Gaming, Inc.) and LNW Social Holding Company I, LLC (as successor in interest to SG Social Holding Company I, LLC), as amended by the Assignment Agreement, dated as of May 7, 2019, by and between LNW Social Holding Company I, LLC (as successor in interest to SG Social Holding Company I, LLC) and SciPlay Games, LLC (as successor in interest to SciPlay Holding Company, LLC), and the First Amendment to the License Agreement, dated as of May 6, 2022, by and between SciPlay Games, LLC and LNW Gaming, Inc. (as successor in interest toSG Gaming, Inc.) (the “License Agreement”)

3.	Services Agreement, dated as of May 7, 2019, by and among Parent (as successor in interest to Scientific Games Corporation), Light and Wonder International, Inc. (as successor in interest to Scientific Games International, Inc.), LNW Gaming, Inc. (as successor in interest to Bally Gaming, Inc.) and SciPlay Games, LLC (as successor in interest to SciPlay Holding Company, LLC)